EXHIBIT 13

Annual report to security holders, Form 10–Q or quarterly report to security holders

No annual report to security holders is included in this registration statement, as the Registrant is not currently subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and has not prepared or distributed such a report. Upon effectiveness of this registration statement and listing on the Nasdaq Capital Market, the Registrant will become subject to Exchange Act reporting obligations, including the filing of annual reports on Form 10-K via EDGAR.